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                      SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported):

                               October 8, 1996
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                              BANCORPSOUTH, INC.
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            (Exact name of registrant as specified in its charter)


           Mississippi              0-10826              64-0659571
         ---------------       ----------------       ----------------
         (State or Other       (Commission File       (I.R.S. Employer
         Jurisdiction of            Number)            Identification
         Incorporation)                                    Number)


                     One Mississippi Plaza,
                      Tupelo, Mississippi                 38801
           ---------------------------------------      ----------
           (Address of principal executive offices)     (Zip Code)


                                (601) 680-2000
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             (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS

          On October 8, 1996 BancorpSouth, Inc. announced that it and its subsidiary, Bank of Mississippi, headquartered in Tupelo, Mississippi, had signed a definitive agreement for the merger of Iuka Guaranty Bank, headquartered in Iuka, Mississippi, into Bank of Mississippi.

          The announcement was made jointly by Iuka Guaranty Chairman O. T. Gaines III and BancorpSouth and Bank of Mississippi Chairman and Chief Executive Officer Aubrey Burns Patterson. The merger agreement has been approved by the boards of directors of all institutions involved and is subject to the approval of the shareholders of Iuka Guaranty, and state and federal regulatory authorities.

          Iuka Guaranty Bank, founded in 1912, operates banking offices in Iuka
(2) and Tishomingo (1), Mississippi. Bank of Mississippi and its sister institution in Tennessee, Volunteer Bank, operate banking offices in all counties in Mississippi and Tennessee which are contiguous with Tishomingo County, the principle market of Iuka Guaranty Bank.

          Upon consummation of the merger, Iuka Guaranty's three banking offices will add to the 97 banking locations of Bank of Mississippi in 43 Mississippi communities. BancorpSouth's Tennessee subsidiary, Volunteer Bank, headquartered in Jackson, Tennessee operates 31 banking offices in West Tennessee.

          The merger is expected to close during the first quarter of 1997.
The transaction will be accounted for as a pooling-of-interests and accomplished with a tax-free exchange of common stock. Under the terms of the merger agreement, the shareholders of Iuka Guaranty Bank will receive
821.148667 shares of BancorpSouth, Inc. common stock in exchange for each share of Iuka Guaranty Bank common stock. The exchange ratio will result in the issuance of 1,231,723 shares of BancorpSouth common stock. No fractional shares will be issued. The exchange ratio is not subject to adjustment.

          Iuka Guaranty Bank currently has total assets of approximately $117 million. BancorpSouth's total assets are approximately $3.5 billion.

          BancorpSouth's common stock is traded on Nasdaq Stock Market under the symbol BOMS.


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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BANCORPSOUTH, INC.

                                        By:  /s/ L. Nash Allen, Jr.
                                             ------------------------------
                                             L. Nash Allen, Jr.
                                             Treasurer and
                                             Chief Financial Officer

October 9, 1996